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                                                                   EXHIBIT 23(j)



CONSENT OF INDEPENDENT AUDITORS




The Board of Trustees and Shareholders of
Venus Series Trust

We consent to the use of our report on the statement of assets and liabilities of The India Technology Fund, dated March 20, 2000, included herein and to the reference to our firm under the caption "Independent Auditors" in the statement of additional information.


                                                      /s/ KPMG LLP


Boston, Massachusetts
April 25, 2000